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                                                                  Exhibit 99.2


                                   CONSENT OF
                              LEHMAN BROTHERS INC.


         We hereby consent to the use of our opinion letter dated July 7, 2000 to the Board of Directors of Dexter Corporation as Annex E to the joint proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger involving Dexter Corporation and Invitrogen Corporation, and to the references to such opinion in such joint proxy statement/prospectus under the caption "THE MERGERS--Opinion of Dexter's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       LEHMAN BROTHERS INC.



                                       By:   /s/ Gary Posternack
                                          -----------------------------------
                                          Name:  Gary Posternack
                                          Title:  Managing Director


New York, New York
August 11, 2000